UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PULMATRIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 5, 2018 for Pulmatrix, Inc.

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to the annual meeting and voting instructions, go to www.proxydocs.com/pulm. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s Annual Meeting, please make this request on or before May 22, 2018.

For a Convenient Way to VIEW Proxy Materials
– and –
VOTE Online go to: www.proxydocs.com/pulm

Proxy Materials Available to View or Receive:

Annual Report and Proxy Statement

Printed materials may be requested by one of the following methods:

INTERNET www.investorelections.com/pulm	TELEPHONE (866) 648-8133		*E-MAIL paper@investorelections.com
You must use the 12 digit control number located in the shaded gray box below.		*

If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

Pulmatrix, Inc. Notice of Annual Meeting
	Meeting Type:	Annual Meeting
	Date:	Tuesday, June 5, 2018
	Time:	12:00 P.M. (Eastern Time)
	Place:	99 Hayden Avenue, Suite 390, Lexington Massachusetts 02421

  The purpose of this Annual Meeting is to take action on the following proposals:

  The Board of Directors recommends a vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2, 3, 4, 5 and 6.

1.	To elect three (3) directors to the Board to serve as Class I directors until the annual meeting of stockholders in 2021 or until their respective successors are elected and qualified.

Nominees:	(01) Steven Gillis, Ph.D.	(02) Terrance G. McGuire	(03) Amit Munshi

2.

A proposal to amend the Pulmatrix, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan to (i) increase the total number of shares of common stock authorized for issuance under such plan from 5,096,675 to 12,500,000 shares and (ii) modify such plan’s “evergreen” provision by removing the cap on the number of shares that may be reserved for issuance, so that on January 1st of each year, commencing on January 1, 2019, the number of shares reserved for issuance under such plan will automatically increase by 5% of the number of outstanding shares of common stock on such date.

3.	A proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares.
4.

A proposal to authorize the Company’s board of directors, in its discretion but prior to the annual meeting of the Company’s stockholders in 2019, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-4 to 1-for-10, such ratio to be determined by the board of directors and included in a public announcement.

5.

A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 3 and Proposal 4 are both approved and implemented, a reduction in the total number of authorized shares from 200,000,000 to 100,000,000.

6.	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2018 fiscal year.
7.	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Vote In-Person Instructions: While we encourage stockholders to vote online by the means indicated above, a stockholder is entitled to vote in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please register with the Inspector of Elections at the desk marked “Stockholder Registration” at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a stockholder who has submitted a proxy before the meeting may revoke that proxy in person at the Annual Meeting.